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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 21, 1998 included in this registration statement on the financial statements of Glenborough Properties, L.P. as of and for the years ended December 31, 1997 and 1996 and of the GRT Predecessor Entities for the year ended December 31, 1995 and to all references to our Firm included in this registration statement (File No. 333-08806).

We also consent to the incorporation by reference in this registration statement of our report dated January 21, 1998 (except with respect to the matters discussed in Note 14, as to which the date is March 20, 1998) on the financial statements of Glenborough Realty Trust Incorporated and our report dated
January 21, 1998 on the financial statements of Glenborough Hotel Group each of which is included in the Form 10-K and the Form 10-K/A of Glenborough Realty Trust Incorporated for the year ended December 31, 1997.

We also consent to the incorporation by reference in this registration statement of our report dated May 12, 1998 with respect to the combined statement of revenues and certain expenses of the BGK Portfolio for the year ended December 31, 1997, included in the Current Reports on Form 8-K/A of Glenborough Realty Trust Incorporated filed on May 15, 1998 and September 10, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated May 15, 1998 with respect to the combined statement of revenues and certain expenses of the Eaton and Lauth Portfolio for the year ended December 31, 1997, included in the Current Reports on Form 8-K/A of Glenborough Realty Trust Incorporated filed on May 15, 1998 and September 10, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated June 12, 1998 with respect to the combined statement of revenues and certain expenses of the Galesi Portfolio for the year ended December 31, 1997, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on August 13, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated June 25, 1998 with respect to the combined statement of revenues and certain expenses of the Donau/Gruppe Portfolio for the year ended December 31, 1997, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on August 13, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated July 15, 1998 with respect to the combined statement of revenues and certain expenses of the Pauls Portfolio for the year ended December 31, 1997, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on August 13, 1998.

We also consent to the incorporation by reference in this registration statement of our report dated July 15, 1998 with respect to the statement of revenues and certain expenses of the One and Three Pacific for the year ended December 31, 1997, included in the Current Report on Form 8-K/A of Glenborough Realty Trust Incorporated filed on August 13, 1998.

/s/ ARTHUR ANDERSEN LLP

San Francisco, California
November 5, 1998